Exhibit 99.1

Argo Group appoints Jessica Snyder as President, U.S. Insurance

Hamilton, Bermuda – August 15, 2022 – Argo Group International Holdings, Ltd. (NYSE: ARGO), an underwriter of specialty insurance, today announced Jessica Snyder has been appointed to serve as president, U.S. insurance, effective immediately. Snyder will report to Tom Bradley, Argo’s executive chairman and chief executive officer.

“Jessica has extensive executive experience in the property and casualty insurance industry that will serve Argo well as we continue to invest in the U.S. business and accelerate profitable growth,” said Bradley. “She also has a proven track record of leading transformational growth strategies. We are confident she is a strong leader to help drive our U.S. business into the future.”

With almost 30 years of industry experience, Snyder joins Argo from GuideOne Insurance where she most recently served as its president and chief executive officer from 2017 through 2022. During her time at GuideOne, Snyder led the company’s restructuring to a mutual holding company, expanded its niche commercial and excess and surplus insurance product lines, reconfigured its reinsurance program, and strengthened the leadership team and board with experienced executives. Her efforts resulted in the resurgence of GuideOne, delivering profitable growth and diversified revenue streams.

“Argo is a dynamic company with a clear and proven strategic vision for driving results across the specialty insurance industry. I am excited to join the organization as the company continues to focus and fortify its operating model and pursue a profitable growth strategy,” said Snyder.

Prior to GuideOne, Snyder has had a distinguished career, holding multiple leadership positions in the property and casualty industry. She served as senior vice president of commercial and specialty lines at State Auto Insurance. She also served as senior vice president, chief operating officer and chief financial officer at Rockhill Insurance Group, and as chief financial officer at Citizens Property Insurance.

Snyder has a Bachelor of Science in accounting from University of Wisconsin and a Master of Business Administration degree in finance from the University of Florida.

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ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NYSE: ARGO) is an underwriter of specialty insurance products in the property and casualty market. Argo offers a full line of products and services designed to meet the unique coverage and claims-handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo Group and its insurance subsidiaries are rated ‛A-’ by Standard & Poor’s. Argo’s insurance subsidiaries are rated ‛A-’ by A.M. Best. More information on Argo and its subsidiaries is available at argogroup.com.

FORWARD-LOOKING STATEMENTS

This press release and any related oral statements may include forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “do not believe,” “aim,” “project,” “anticipate,” “seek,” “will,” “likely,” “assume,” “estimate,” “may,” “continue,” “guidance,” “objective,” “remain optimistic,” “improve,” “progress,” “path toward,” “looking forward,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature.

Such statements are subject to certain risks and uncertainties that could cause actual events or results to differ materially. For a more detailed discussion of such risks and uncertainties, see Item 1A, “Risk Factors” in Argo’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2021, as supplemented in Argo’s subsequent Quarterly Reports on Form 10-Q, and in other filings with the U.S. Securities and Exchange Commission. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo that Argo’s objectives will be achieved. Argo undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on any such statements.

Contacts

Investors:
Andrew Hersom

Head of Investor Relations

860-970-5845

andrew.hersom@argogroupus.com

Gregory Charpentier
AVP, Investor Relations and Corporate Finance
978-387-4150
gregory.charpentier@argogroupus.com

Media:
David Snowden
Senior Vice President, Group Communications
210-321-2104
david.snowden@argogroupus.com